Exhibit 99

Digital Defense™ Group, a Division of Gabriel Technologies, and Bio Digital Security to Serve the Australian Identity Management Market

Wireless Biometric Technology Enables Secure

Identity Management and Protects Privacy

Omaha, NE, February 21, 2006 -- Gabriel Technologies Corp. (OTC Bulletin Board: GWLK), a homeland security company providing physical locking systems, wireless biometric security products and GPS tracking services, announced today that its subsidiary Digital Defense™ Group and Bio Digital Security Pty Limited have formed a strategic alliance under which Bio Digital Security will introduce and market Factor4™ and IronGate™ on-card self-enrolling™ biocards into the Australian market.

Bio Digital Security chief executive Sean Finlay emphasized that opportunities in Australia and the Asia-Pacific region for biometric identity management technologies are set to take off as governments and the private sector focus on enhanced needs for both security and protection of individual privacy.

“We made an exhaustive assessment of the available technologies and found that Digital Defense had, by far, the most advanced biocard solutions in the world,” said Finlay. “In important markets such as Australia, where protecting individual privacy is a paramount concern, we expect Digital Defense Group’s series of biocards will be favorably received by both the public and private sector.”

Australian government agencies are currently assessing biometric technologies for identity management applications in immigration, health and social services and, possibly, a national identity card.  Digital Defense and Bio Digital Security see enormous potential for Factor4 and IronGate biocards to service these and other government identity management requirements and expect Digital Defense Group’s biocards to revolutionize identity management.

“Digital Defense Group has eliminated one of the largest obstacles facing adoption of biometric security by bringing true bioprivacy to the industry,” said Digital Defense Group CEO Steve Campisi. “We’re pleased to add Bio Digital Security to our growing list of channel marketing partners.”

Factor4 and IronGate biocards perform a one to one authentication on-card and wirelessly transmit an encrypted authentication certificate 10 centimeters and 10 meters respectively. The biocards feature an on-card self-enrollment process – enabling the user’s unique biometric signature to be stored directly on the secured biocard itself and eliminating the need for a centralized database or extra external hardware or software during enrollment and authentication.

Factor4 and IronGate biocards can hold numerous digital certificates of authentication for access and financial transaction requirements, as well as secure documents and digital images.

“Physical and logical access control capabilities are also an area of opportunity that is ripe for development in the Australian market,” said Finlay. “And once again Digital Defense technology comes out on top in our view. We have private sector clients eager for numerous demonstrations and pilots.”

About Digital Defense Group

Digital Defense Group is a developer and supplier of biometric-enabled identity management products. The Omaha, Nebraska-based subsidiary of Gabriel Technologies Corp. began research and product development of a wireless, self-enrolling biometric card in 2001 and launched the Factor4 and IronGate on-card self-enrolling biocards in 2005. Factor4 biocard is engineered for broad identity management scenarios including logical and physical access control. IronGate biocard features proprietary technology that boosts its transmission up to 10 meters. Visit http://www.mydigitaldefense.com or call (402) 397-CARD for more information.

About Bio Digital Security

Bio Digital Security was formed in 2005 as a biometrics solutions provider in Australia/NZ and South East Asia and is incorporated in Australia.

Drawing on long-term experience in the security, financial, IT, marketing and corporate management fields, Bio Digital Security delivers unique and innovative security, authentication, authorization and biometrically enabled solutions to their target audience.

Bio Digital Security believes that Digital Defense Group is at the forefront of biometric identity management product development and has selected the Digital Defense Group’s biometrically activated Factor4 and IronGate biocards to spearhead their strategic penetration into the Australasian market.

About Gabriel Technologies Corp.

Gabriel Technologies is a leading provider of proprietary solutions in three rapidly growing segments of the homeland security market – asset tracking, physical security and biometrics. Through its wholly owned subsidiary, Gabriel Technologies, LLC of Omaha, Neb., Gabriel Technologies Corp. develops, manufactures and sells a series of physical locking systems for the transportation and shipping industries collectively known as the WAR-LOK™ Security System. Security has evolved substantially in recent years due to increased risks from theft and terrorism. With the implementation of the award-winning WAR-LOK, Gabriel Technologies provides cost-efficient security measures to prevent national and global theft and homeland security issues.

Gabriel Technologies’ mission is to provide the highest quality security products available to the transportation and shipping industries by creating innovative, proven technologies that can be implemented on a realistic basis. Gabriel Technologies Corp. is also the parent company of the next-generation assisted-GPS company, Trace Technologies, LLC, http://www.trace-tech.net.  The company’s Digital Defense Group is a provider of wireless biometric security products based on patent-pending technology. See http://www.mydigitaldefense.com.

Further information can be found at http://www.gabrieltechnologies.com.  For more information about Gabriel, contact Daniel Leonard at (402) 614-0258.

An investment profile on the company can be found at http://www.hawkassociates.com/gabriel/profile.htm.

Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor relations kit containing Gabriel Technologies’ press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-Looking Statements: Investors are cautioned that certain statements contained in this document are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Gabriel actions, which may be provided by management, are also forward-looking statements as defined by the act. These statements are not guarantees of future performance.